Exhibit 3.2

CONFIDENTIAL
Final Form

Amended and Restated By-Laws

of

Squarespace, Inc.

(a Delaware corporation)

Effective as of October 17, 2024

TABLE OF CONTENTS

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ii

ARTICLE I.
OFFICES

SECTION 1 NAME. The name of the corporation is Spaceship Group MergerCo, Inc. (the “Corporation”).

SECTION 2 PRINCIPAL AND BUSINESS OFFICES. The Corporation may have such principal and other business offices, either within or outside of the state of Delaware, as the Board of Directors may designate or as the Corporation’s business may require from time to time.

SECTION 3 REGISTERED AGENT AND OFFICE. The Corporation’s registered agent may be changed from time to time by or under the authority of the Board of Directors. The address of the Corporation’s registered agent may change from time to time by or under the authority of the Board of Directors, or the registered agent. The business office of the Corporation’s registered agent shall be identical to the registered office. The Corporation’s registered office may be but need not be identical with the Corporation’s principal office in the state of Delaware. The Corporation’s initial registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

SECTION 4 BOOKS AND RECORDS. Any books and records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II.
STOCKHOLDERS

SECTION 1 ANNUAL MEETING. An annual meeting of the stockholders shall be held on such date as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 2 of Article III of these Bylaws and transact such other business as may properly be brought before the meeting.

SECTION 2 SPECIAL MEETING. A special meeting of the stockholders for any purpose or purposes may be called at any time only by the President, the Board of Directors, the Chairman of the Board, the Chief Executive Officer or any other person designated by the Board of Directors. The Board of Directors may postpone or reschedule any previously scheduled special meeting of stockholders. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

SECTION 3 PLACE OF STOCKHOLDER MEETINGS. The Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation or the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Section 211 of the Delaware General Corporation Law (the “DGCL”).

SECTION 4 NOTICE OF MEETINGS. Except as otherwise provided by law or waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, whether annual or special, written notice of the meeting shall be given stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If electronically transmitted (in a manner consistent with Section 232 of the DGCL), then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address at which the stockholder has consented to receive notice. An affidavit of the secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

When a meeting is adjourned to reconvene at the same or another place, if any, or by means of remote communications, if any, in accordance with Section 6 of Article II of these Bylaws, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5 QUORUM. Unless otherwise provided by law, the Corporation’s Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum is present in person or represented by proxy at such meeting, such stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.

SECTION 6 ADJOURNED MEETINGS. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place (or by means of remote communications, if any) at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or by a majority of the stockholders present or represented at the meeting and entitled to vote, although less than a quorum. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 7 FIXING OF RECORD DATE.

(a)          The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)          For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the Board of Directors, and which date shall not be more than 10 days after the date on which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders’ consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)          For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 8 VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, (i) by a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, such list shall be the only evidence as to the identity of stockholders entitled to examine the list of stockholders required by this Section 8 or to vote in person or by proxy at any meeting of the stockholders. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.

SECTION 9 VOTING. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, except when a different vote is required by law, the Certificate of Incorporation or these Bylaws. When a quorum is present at any meeting, directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.

SECTION 10 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) may authorize another person or persons to act for him by proxy (executed or transmitted in a manner permitted by the DGCL), but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

SECTION 11 RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

SECTION 12 CONDUCT OF MEETINGS.

(a)          Chairman of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen by vote of the stockholders at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)          Rules, Regulations and Procedures. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 13 ACTION WITHOUT MEETING.

(a)          Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be delivered to the Corporation signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)          Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

(c)          An email, facsimile or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such email, facsimile, or other electronic transmission sets forth or is delivered with information from which the Corporation can determine:

(i)          that the email, facsimile or other electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and

(ii)          the date on which such stockholder or proxy holder or authorized person or persons transmitted such email, facsimile or other electronic transmission. The date on which such email, facsimile or other electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

ARTICLE III.
DIRECTORS

SECTION 1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

SECTION 2 NUMBER AND TENURE OF DIRECTORS. The number of Directors which shall constitute the entire Board of Directors shall not be less than one. Within the limits above specified, the number of directors of the Corporation shall be determined from time to time by the stockholders or the Board of Directors in a resolution adopted by the Board of Directors. Each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, disability, resignation or removal as hereinafter provided.

SECTION 3 ELECTION OF DIRECTORS. Except as otherwise provided in these Bylaws, directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors shall be at least eighteen years of age but need not be residents of the State of Delaware nor stockholders of the Corporation. Elections of directors need not be by written ballot.

SECTION 4 CHAIRMAN OF THE BOARD; VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the Corporation. If the Board of Directors appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board of Directors. Unless otherwise provided by the Board of Directors, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors.

SECTION 5 QUORUM. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of Article III of these Bylaws shall constitute a quorum of the Board of Directors. If less than a quorum is present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until such quorum shall be present.

SECTION 6 VOTING. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the DGCL or the Certificate of Incorporation requires a vote of a greater number.

SECTION 7 VACANCIES. Subject to the rights of holders of any series of Preferred Stock to elect directors, unless and until filled by the stockholders, any vacancy or newly-created directorship on the Board of Directors, however occurring, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office, and a director chosen to fill a position resulting from a newly-created directorship shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified, or until such director’s earlier death, resignation or removal.

SECTION 8 REMOVAL OF DIRECTORS. Except as otherwise provided by the DGCL, a director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

SECTION 9 RESIGNATION. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.

SECTION 10 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time, place and manner as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

SECTION 11 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, the President, two or more directors or by one director in the event that there is only a single director in office. The person or persons authorized to call special meetings of the Board of Directors may fix any time, date or place, either within or without the State of Delaware, for holding any special meeting of the Board of Directors called by them.

SECTION 12 NOTICE OF SPECIAL MEETINGS OF THE BOARD OF DIRECTORS. Notice of the date, place, if any, and time of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person, by telephone, fax or by electronic transmission at least 24 hours in advance of the meeting, (b) by sending written notice by reputable overnight courier or delivering written notice by hand, to such director’s last known business, home or facsimile address at least 48 hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

SECTION 13 WRITTEN ACTION BY DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 14 PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors, or any committee designated by such board, may participate in a meeting of the Board of Directors, or committee thereof, by means of videoconference, conference telephone or similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this section shall constitute presence in person at such meeting.

SECTION 15 COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board of Directors thereby confers, to serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Corporation. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

SECTION 16 COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV.
OFFICERS

SECTION 1 GENERAL PROVISIONS. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate. No officer need be a stockholder. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.

SECTION 2 ELECTION AND TERM OF OFFICE. The Chief Executive Officer, President, Treasurer and Secretary may be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. Other officers may be appointed at any time, at a meeting or by the written consent of the Board of Directors. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor has been duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until his earlier death, resignation or removal. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 3 RESIGNATION AND REMOVAL OF OFFICERS. Any officer may resign by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event. Any officer may be removed at any time, with or without cause, by vote of a majority of the directors then in office. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or by the year or otherwise, unless such compensation is expressly provided for in a duly authorized written agreement with the Corporation.

SECTION 4 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is elected and qualified, or until such officer’s earlier death, disability, resignation or removal as provided herein.

SECTION 5 THE CHIEF EXECUTIVE OFFICER. Unless the Board of Directors has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business and affairs of the Corporation subject to the direction of the Board of Directors, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board of Directors. The Chief Executive Officer shall preside at all meetings of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors.

SECTION 6 THE PRESIDENT. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer or the Board of Directors. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these Bylaws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer (if the President is not the Chief Executive Officer) or the Board of Directors may from time to time prescribe.

SECTION 7 THE VICE PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President and then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 8 THE SECRETARY. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. The Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required and to maintain a stock ledger and prepare lists of stockholders and their addresses as required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate records and the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

SECTION 9 THE ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer, the Board of Directors or the Secretary may from time to time prescribe. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.

SECTION 10 THE TREASURER. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation, the duty and power to have the custody of the corporate funds and securities and to keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, as required by the Board of Directors, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 11 THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer, the Board of Directors or the Treasurer may from time to time prescribe.

SECTION 12 OTHER OFFICERS, ASSISTANT OFFICERS AND AGENTS. Officers, Assistant Officers and Agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

SECTION 13 ABSENCE OF OFFICERS, DELEGATION OF AUTHORITY. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may from time to time delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

SECTION 14 COMPENSATION. The Board of Directors shall have the authority to establish reasonable salaries, compensation or reimbursement of all officers for services to the Corporation.

ARTICLE V.
CAPITAL STOCK

SECTION 1 ISSUANCE OF STOCK. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such lawful consideration and on such terms as the Board of Directors may determine.

SECTION 2 CERTIFICATES OF SHARES; UNCERTIFICATED SHARES.

(a)          The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, signed in a manner that complies with Section 158 of the DGCL, representing the number of shares held by such holder registered in certificate form. Any or all the signatures on the certificate may be a facsimile or pdf.

(b)          Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

(c)          If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights may be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 3 SIGNATURES OF FORMER OFFICER, TRANSFER AGENT OR REGISTRAR. In case any officer, transfer agent, or registrar who has signed or whose signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

SECTION 4 TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books or stock ledger of the Corporation, or by transfer agents designated to transfer shares of the Corporation. Certificated shares shall be transferred only on the books or stock ledger of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares as duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

SECTION 5 LOST, DESTROYED OR STOLEN CERTIFICATES. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity and posting of such bond sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification and bond requirements provided herein.

SECTION 6 REGULATIONS. The issue, transfer, conversion and registration of shares of stock of the Corporation shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI.
INDEMNIFICATION

SECTION 1 INDEMNIFICATION OF OFFICERS AND DIRECTORS. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators. Notwithstanding the foregoing, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2 ADVANCEMENT OF EXPENSES. The Corporation shall pay all expenses (including attorneys’ fees) incurred by such a director or officer in defending any such Proceeding as they are incurred in advance of its final disposition; provided, however, that if the DGCL then so requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article VI or otherwise; and provided, further, that the Corporation shall not be required to advance any expenses to a person against whom the Corporation directly brings a claim, in a Proceeding, alleging that such person has breached such person’s duty of loyalty to the Corporation, committed an act or omission not in good faith or that involves intentional misconduct or a knowing violation of law, or derived an improper personal benefit from a transaction.

SECTION 3 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote or consent of disinterested directors, or otherwise, it being the policy of the Corporation that indemnification of the persons specified in Section 1 of this Article VI shall be made to the fullest extent permitted by law. Additionally, nothing in this Article VI shall limit the ability of the Corporation, in its discretion, to indemnify or advance expenses to persons whom the Corporation is not obligated to indemnify or advance expenses pursuant to this Article VI.

SECTION 4 INDEMNIFICATION CONTRACTS. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

SECTION 5 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.

SECTION 6 EFFECT OF AMENDMENT. Any amendment, repeal or modification of any provision of this Article VI shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.

ARTICLE VII.
DIVIDENDS

SECTION 1 DECLARATIONS OF DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 2 SPECIAL PURPOSES RESERVES. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

ARTICLE VIII.
NOTICE BY ELECTRONIC TRANSMISSION

SECTION 1 NOTICE BY ELECTRONIC TRANSMISSION. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 2 DEFINITION OF ELECTRONIC TRANSMISSION. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX.
GENERAL PROVISIONS

SECTION 1 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 2 SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware” or such other form as shall be approved by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 3 WRITTEN WAIVER OF NOTICE. A written waiver of any notice required to be given by law, the Certificate of Incorporation or by these Bylaws, signed by or electronically transmitted by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

SECTION 4 ATTENDANCE AS WAIVER OF NOTICE. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, and objects, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 6 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the Corporation and one or more directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more directors or officers are directors, officers or employees, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

(a)          The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

(b)          The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)          The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

SECTION 7 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 8 DEPOSITS. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.

SECTION 9 ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

SECTION 10 VOTING OF SECURITIES. Except as the Board of Directors may otherwise designate, the Chief Executive Officer, the President, Secretary or the Treasurer may waive notice of, vote, or appoint any person or persons to vote, on behalf of the Corporation at, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or securityholders of any other entity, the securities of which may be held by this Corporation.

SECTION 11 EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 12 CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

SECTION 13 SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

SECTION 14 PRONOUNS. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE X.
AMENDMENTS

SECTION 1 BY THE BOARD OF DIRECTORS. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors, as such power is conferred upon the Board of Directors by the Certificate of Incorporation.

SECTION 2 BY THE STOCKHOLDERS. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.